EXHIBIT 10.9

Tritium Technologies B.V.

Amsterdam, the Netherlands

Shadow Equity Employee Scheme

Table of Contents

1	Introduction	3

2	Prerequisite to entitlement of Benefit	3

3	Participation	3

4	Provision of the Benefit	4

5	Calculation of the Benefit	5

6	Contract for the Benefit	5

7	Termination of employment	6

8	Administration of the Plan	6

9	Amendment to Rules	7

10	Termination and Suspension of Plan	7

11	Rights of Employees	7

12	Power of attorney	7

13	Other Terms and Conditions	7

14	General Provisions	8

15	Applicable Laws	8

16	Choice of Law and Jurisdiction	9

17	No representation as to tax consequences	9

18	Taxes and Costs	9

19	Notices	9

Schedule 1 Definitions and interpretation		10

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1	INTRODUCTION

1.1	The Plan is called the Tritium Technologies B.V. Shadow Equity Employee Plan (Plan).

1.2	The objects of the Plan are to:

(a)	provide a Benefit to Eligible Employees who are considered to be key to the success of the Company;

(b)	provide a means by which Eligible Employees may accept the Benefit;

(c)	offer the Benefit to Eligible Employees as a retention strategy; and

(d)	recognise and reward the contribution of Eligible Employees and their contribution to the future success of the Company by providing the Benefit to those Eligible Employees on the Terms.

1.3	The Plan will commence operation on the date it is adopted by the Board.

2	PREREQUISITE TO ENTITLEMENT OF BENEFIT

Unless the Board determines otherwise in its absolute and sole discretion, the Benefit may be paid to an Eligible Employee pursuant to an accepted and executed Offer, only if the Eligible Employee’s employment has not been terminated by the Company (i) on the basis of circumstances that justify instant dismissal (ontslag op staande voet) for the purposes of Article 7:678 of the Dutch Civil Code (Burgerlijk Wetboek) or would have justified instant dismissal if the Eligible Employee had worked on the basis of an employment agreement; or (ii) in case of gross negligence by such Eligible Employee in the performance of his duties; or (iii) due to the occurrence of a competition event, wherein the Eligible Employee becomes an employee, a manager, a director, a shareholder (other than an investment of up to 5% in a stock exchange listed company), a financier, an advisor or involved in any other way with (the business of) a direct competitor of the Company (Bad Leaver).

3	PARTICIPATION

3.1

Subject to these Rules, the CEO may from time to time issue Offers to employees, who are, at the Board’s sole and absolute discretion, eligible to be granted this Offer. A repeated grant of Offers does not entitle an Eligible Employee to future grants.

3.2	Before issuing an Offer, the CEO will determine the following matters in relation to the Offer:

(a)	the eligibility criteria for the purposes of the Offer;

(b)	the number of Shadow Equity Units of which the Eligible Employee will be entitled for the purpose of calculating the Benefit;

(c)	the Offer Value applicable for an Eligible Employee;

(d)	the Key Performance Indicators that must be achieved for the Benefit to be allocated to an Eligible Employee pursuant to the Offer; and

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(e)	whether any other conditions will apply to the Benefit to be allocated to an Eligible Employee pursuant to the Offer and, if so, the nature and content of those conditions.

3.3	Each Offer will:

(a)	be made in the manner and form determined by the CEO from time to time; and

(b)	include details of the matters referred to in Rule 3.2, if and to the extent the CEO determines such matters are appropriate.

3.4	The method and form of acceptance of an Offer will be determined by the CEO and set out in the Acceptance Form.

3.5

An Offer under the Plan is personal to the Eligible Employee to whom it is made and, accordingly, the invitation constituted by an Offer may only be accepted by the Eligible Employee to whom the Offer is made.

3.6	The determination of whether an employee is an Eligible Employee to be allocated the Benefit shall be made by the CEO, in his sole and absolute discretion.

4	PROVISION OF THE BENEFIT

4.1

The intention of the Plan is to benefit Eligible Employees by providing an opportunity for Eligible Employees of the Group to benefit financially from the value created in the Group above any applicable Offer Value.

4.2	Subject to Rule 2 of this Plan and /or Applicable Laws, each Eligible Employee will be entitled to the payment of the Benefit by the Company when an Entitlement Event occurs.

4.3	In principle, an Entitlement Event is an event which allows for the realisation of value in the Group.

4.4	An Entitlement Event comprises:

(a)	the acquisition of 90% of the issued capital in the Parent Company by any person/company or related group of persons/companies;

(b)	the merger of the Parent Company with a third party;

(c)	a sale of all of the assets of the Group;

(d)	listing of shares on a recognised stock exchange through an initial public offer of the Parent Company;

(e)	the expiration of a seven-year period from the date an Acceptance Form is signed by the Eligible Employee; or

(f)	any other event determined by the Board from time to time.

4.5	An entitlement to a Benefit will arise on the date on which completion of the applicable Entitlement Event (set out in Rule 4.4 above) occurs.

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4.6	On the completion of the Entitlement Event, the Company will be liable for all payments of the Benefit under this Plan (less the amount of any taxes due), within 30 days.

4.7	Any Benefit conferred by this Plan survives the death of the Eligible Employee, and will form part of the Eligible Employee’s estate.

4.8	The following events are not Entitlement Events under this Plan:

(a)	the issue of additional securities by an entity of the Group for the purposes of raising funds from a third party;

(b)	the acquisition or transfer (or both) of some or part of the Group for the purposes of a re-organisation of the existing corporate arrangements of the Group;

(c)	termination of employment (for any reason) of the Eligible Employee; and

(d)	any other event determined by the Board from time to time.

5	CALCULATION OF THE BENEFIT

5.1	The Benefit to which an Eligible Employee will be entitled will be calculated as follows:

Benefit = (EV – OV) x SEU

where:

EV is the Exit Value

OV is the Offer Value

SEU is the Shadow Equity Units of the Eligible Employee

5.2	For the purposes of the Plan:

(a)

if there is any consolidation, subdivision or other re-organisation of the Issued Shares, the Shadow Equity Units of an Eligible Employee will be consolidated, subdivided or re-organised in a similar manner as the Board considers appropriate; and

(b)	the Board’s decision as to the application or calculation of any amount or any component of the formula necessary for determining a Benefit will be final and binding, unless made in bad faith.

6	CONTRACT FOR THE BENEFIT

Each employee who signs an Acceptance Form acknowledges and accepts:

(a)	the payment of the Benefit to an Eligible Employee is governed only by the Terms;

(b)

the Board, in its sole and absolute discretion, may vary at any time (without prior notice) the Terms, and each Eligible Employee is deemed to have agreed and be immediately bound to such variations; and

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(c)	that each Eligible Employee appoints each of the Directors as his or her attorney with all necessary power and authority to give effect to clause 6(b).

7	TERMINATION OF EMPLOYMENT

7.1	With reference to Rule 4.8 (c), in the event of a Bad Leaver, all vested Shadow Equity Units and non-vested Shadow Equity Units shall be immediately forfeit upon Termination of Employment:

7.2	In the event of a Good Leaver, all vested Shadow Equity Units shall remain in force. All non-vested Shadow Equity Units shall be immediately forfeit.

7.3	The Board and/or CEO may in individual cases stipulate different or additional conditions relating to the leaver arrangements of a Eligible Employee in the relevant Plan.

8	ADMINISTRATION OF THE PLAN

8.1	The Plan is administered by the CEO who has the power to:

(a)	determine appropriate procedures and make regulations for the administration of the Plan which are consistent with these Rules;

(b)	resolve conclusively all questions of fact or interpretation arising in connection with the Plan;

(c)	terminate or suspend the operation of the Plan at any time;

(d)

delegate such functions and powers as he/she may consider appropriate, for the efficient administration of the Plan to any person or persons whom the CEO reasonably believes to be capable of performing those functions and exercising those powers;

(e)	take and rely upon independent professional or expert advice in, or in relation to, the exercise of any of their powers or discretions under these Rules;

(f)	administer the Plan in accordance with these Rules as and to the extent provided in these Rules; and

(g)	make regulations for the operation of the Plan which are not inconsistent with these Rules.

8.2

Where these Rules provide for a determination, decision, approval or opinion of the Board or the CEO, such determination, decision, approval or opinion may be made or given by the Board or the CEO in their absolute and sole discretion.

8.3

Any power or discretion which is conferred on the Board or the CEO by these Rules may be exercised by the Board or the CEO (as applicable) in the interests or for the benefit of the Company, and the Board or the CEO is not, in exercising such power or discretion, under any fiduciary or other obligation to any other person.

8.4	Subject to these Rules, the Company must pay all expenses, costs and charges incurred in the administration of the Plan in such amounts and proportions as it shall agree.

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8.5	The Company is not responsible for any Tax which may become payable by an Eligible Employee in connection with the acquisition of the Benefit.

9	AMENDMENT TO RULES

The Board may, at any time, amend these Rules, or waive or modify the application of these Rules to any Eligible Employee, provided that any amendment does not adversely affect then existing rights of Eligible Employees.

10	TERMINATION AND SUSPENSION OF PLAN

The Board may terminate or suspend the Plan at any time, provided that such termination or suspension does not adversely affect then existing rights of Eligible Employees.

11	RIGHTS OF EMPLOYEES

11.1	Nothing in these Rules:

(a)	confers on any Group Employee the right to receive an Offer or to have allocated to him or her a Benefit under the Plan;

(b)	confers on any Group Employee the right to continue as a Group Employee;

(c)	confers on any Group Employee the right to receive dividends or any other distributions, except the right to receive a cash payment due from the Company, upon occurrence of an Entitlement Event;

(d)	affects any rights which any company of the Group may have to terminate the Eligible Employee’s employment with that company; and

(e)	may be used to increase damages in any action brought against a company of the Group in respect of termination of the Eligible Employee’s employment with that company.

11.2	Participation in the Plan does not affect, and is not affected by, participation in any other scheme operated by the Company unless the terms of that other scheme provide otherwise.

12	POWER OF ATTORNEY

By accepting the Offer and executing the Plan, the Eligible Employee grants an irrevocable power of attorney, under exclusion of Article 3:68 (Selbsteintritt) of the Dutch Civil Code, to the Company to execute any agreement, deed or other document which the Eligible Employee could or should execute and to do all such things which the Eligible Employee could or should do, all to the extent as required under or pursuant to this Plan.

13	OTHER TERMS AND CONDITIONS

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13.1	The Eligible Employee may not assign, transfer, pledge or otherwise encumber any of his/her Shadow Equity Units.

13.2

The Eligible Employee shall have no right to compensation in whatever form for any loss resulting from the expiration or forfeiture of any Shadow Equity Unit upon the Termination of Employment, or otherwise, nor for any loss of future Shadow Equity Units. The Eligible Employee will in no way be covered (directly or indirectly) against the risk of a decrease of the value of his/her Shadow Equity Units. No provision of this Plan is to provide the Eligible Employee with the benefit to cover such risk.

13.3

The granting of Shadow Equity Units pursuant to this Plan confers no rights upon the Eligible Employee with respect to the continuance of his/her employment agreement or service agreement with the Company nor shall it affect or in any way interfere with the right of the Company to terminate such agreement at any time in accordance with applicable law.

14	GENERAL PROVISIONS

14.1	This Plan may be amended or restated by the Company and/or CEO from time to time.

14.2

By executing his/her Offer, the Eligible Employee consents to the processing, collection, recording, organising, storing and adapting of any personal data relating to the Eligible Employee for the sole purpose of participating in the Plan and that his/her personal data can be transferred and processed, both inside and outside of the European Union, to countries where the level of protection in respect of personal data may not be regarded as adequate when viewed in the context of data protection law of the Netherlands or of the jurisdiction applicable to the Eligible Employee. Such consent covers all personal data transferred to and processed by (i) the Company, (ii) the CEO (iii) third party advisers, (iv) any regulatory authorities or other governmental bodies.

14.3

Notices to the Company shall be addressed to the business address of the Company for the attention of the Board. All notices to Eligible Employees shall be addressed to the address known from the records of the Company.

14.4

The Eligible Employee shall maintain full confidentiality in respect of this Plan and the contents thereof and consequently shall not disclose – except to the extent required by law or governmental regulations – the Plan and any matter arising from implementation thereof or the contents thereof to any third party.

14.5	The laws of the Netherlands are applicable to this Plan and the Offer as well as to any further agreements or notices resulting therefrom (as the case may be).

14.6

Any differences arising out of this Plan and out of the Offer, and any further agreements or notices resulting therefrom (as the case may be), which cannot be settled amicably, shall be brought before the competent court in Amsterdam (the Netherlands).

15	APPLICABLE LAWS

These Rules are to be interpreted subject to the Applicable Laws.

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16	CHOICE OF LAW AND JURISDICTION

These Rules and the rights and obligations of Eligible Employees under the Plan are governed by the laws of the Netherlands, and each Eligible Employee irrevocably and unconditionally submits to the non-exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

17	NO REPRESENTATION AS TO TAX CONSEQUENCES

None of the Company, any adviser to the Company or the Board represents or warrants that the Plan will have any particular taxation or financial consequences, or that any Eligible Employee will gain any taxation or financial advantage by participating in the Plan and they are not liable for, or as a consequence of, any Taxes imposed upon or duties assessed against an Eligible Employee.

18	TAXES AND COSTS

Any and all tax liability and social security premiums due in connection with the granting of or otherwise in relation to the Shadow Equity Units or the payment of the Benefit shall be for the account of the Eligible Employee, unless mandatory laws provide otherwise. The Company or CEO, may take such steps as are considered necessary or appropriate to retain any taxes which the Company is required by any law or regulation of any governmental authority whatsoever to withhold or pay in connection with any Benefit. If any such tax liability of the Company arises, the Company or the CEO shall be entitled to withhold an amount equal to any such tax from such eligible employee salary or other payments due to him. The eligible employee hereby indemnifies (vrijwaart) the Company or the CEO against any and all tax liability and social security premiums due in connection with the granting of or otherwise in relation to the plan, the Shadow Equity Units or the payment of the Benefit.

19	NOTICES

Notices may be given by the Company to Eligible Employees in any manner that the CEO may from time to time determine.

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Schedule	1 Definitions and interpretation

1.1 Definitions

Acceptance Form	means a form provided to an Eligible Employee for the purpose of acceptance of an Offer, which form has been approved by the CEO from time to time;

Applicable Law

means one or more, as the context requires, of:

(a)   the Dutch Civil Code (Burgerlijk Wetboek);

(b)   any other applicable (securities) law;

(c)   the constitution of the Company; and

(d)   any practice note, policy statement, class order, declaration, guideline, policy or procedure relating to any of the items in or conduct under paragraphs (a) to (d) above;

Bad Leaver	means a Termination of Employment (i) on the basis of circumstances that justify instant dismissal (ontslag op staande voet) for the purposes of Article 7:678 of the Dutch Civil Code (Burgerlijk Wetboek) or would have justified instant dismissal if the Eligible Employee had worked on the basis of an employment agreement; or (ii) in case of gross negligence by such Eligible Employee in the performance of his duties; or (iii) due to the occurrence of a Competition Event;

Benefit	means a payment to an Eligible Employee as contemplated in this Plan;

Board	means the board of the Company;

CEO	means the Chief Executive Officer of the Parent Company, as employed by one of its related bodies corporate;

Company	means Tritium Technologies B.V., a private company with limited liability, having its corporate seat in Amsterdam, the Netherlands and its registered address at Luchtvaartstraat 3B, 1059 CA Amsterdam, the Netherlands, registered with the Chamber of Commerce under number 68870795;

Competition Event	means an Eligible Employee becoming an employee, a manager, a director, a shareholder (other than an

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investment of up to 5% in a stock exchange listed company), a financier, an advisor or involved in any other way with (the business of) a direct competitor of the Company;

Corporations Regulations	means any and all regulations made under the Corporations Act;

Director	means a director of the Company;

Eligible Employee	means an employee of the Company whom the CEO determines is to receive an Offer in respect of, or for or in relation directly or indirectly to, his or her employment as a Group Employee;

Entitlement Event	has the meaning given in clause 4.4;

Exit Value	means the share price applied to Ordinary Shares of the Parent Company, for or on an Entitlement Event;

Good Leaver	means a Termination of Employment other than a Bad Leaver;

Group	means the Parent Company and all its related bodies corporate of which the Company forms a part;

Group Employee	means an individual whom the CEO determines to be in the permanent full-time, part-time or casual employment of a company of the Group (including any employee on parental leave, long service leave or other special leave as approved by the CEO);

Issued Shares	means the total number of issued shares in the Parent Company at the time of calculation of a Benefit;

Offer	means an offer of participation in the Plan on the Terms;

Offer Value	means the share price applied to Ordinary Shares of the Parent Company, as at the date of the Offer, as set out in the Acceptance Form;

Parent Company	means Tritium Holdings Pty Ltd (ACN 145 324 910);

Plan	means the Shadow Equity Employee Plan as set out in these Rules;

Rules	means the rules governing the operation of the Plan set out in this document, as amended from time to time;

Shadow Equity Units	the notional number of shares in the Parent Company to which an Eligible Employee is entitled for the

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purpose of calculating a Benefit, as specified in an Offer;

Tax	includes any tax, levy, impost, GST, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing;

Terms	means the terms which govern the payment of the Benefit to an Eligible Employee as set out in these Rules and the Acceptance Form;

1.2 Interpretation

In these Rules, unless the context otherwise requires:

(a)

reference to any legislation or a provision of any legislation includes a modification or re-enactment of the legislation or a legislative provision substituted for, and all legislation and statutory instruments and regulations issued under, the legislation;

(b)	words denoting the singular include the plural and vice versa;

(c)	words denoting a gender include the other genders;

(d)	headings are for convenience only and do not affect the interpretation of these Rules;

(e)	reference to any document or agreement includes reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(f)	where any word or phrase is given a defined meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(g)	reference to a rule or paragraph is a reference to a rule or paragraph of these Rules, or the corresponding Rule or Rules of the Plan as amended from time to time; and

(h)	where an act or thing must be done on a particular day or within a particular period, that act or thing must be done before, and that period ends at, 5.00 pm eastern standard time on the relevant day.

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